UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2005

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3540 Bassett Street, Santa Clara, California		95054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-982-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2005, the Compensation Committee of the Board of Directors of IXYS Corporation (the "Company") approved a cash bonus in respect of the fiscal year ended March 31, 2005 for Dr. Nathan Zommer, Chief Executive Officer, of $260,000 and for Uzi Sasson, Chief Financial Officer, of $65,000. The amount of Mr. Sasson's bonus reflected the fact that Mr. Sasson was Chief Financial Officer for only four months of the fiscal year.

Dr. Zommer and Mr. Sasson subsequently decided to reduce the amount of their bonuses to $200,000 and $45,000, respectively, to provide additional funds for the hiring of a new employee.

Item 2.02 Results of Operations and Financial Condition.

The following information is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act

On July 12, 2005, the Company issued a press release. The text of the Company’s press release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

July 14, 2005	By:	Uzi Sasson

Name: Uzi Sasson
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Text of Press Release of IXYS Corporation, dated July 12, 2005